UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2018

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 557-4550

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2018, U.S. Gold Corp. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers relating to the offer and sale of 2,500 shares (the “Shares”) of 0% Series E convertible preferred stock, par value $0.001 per share (the “Series E Preferred”), the terms of which are set forth in the Certificate of Designations (as defined below). Each Share will be sold for its stated value of $2,000. The net proceeds, after estimated expenses of the offering payable by the Company, are estimated to be $4.9 million. The Company expects to use the net proceeds from the offering for general corporate purposes. The offering is expected to close on January 22, 2018, subject to the satisfaction of customary closing conditions.

The Shares were offered and will be sold pursuant to a prospectus supplement dated January 17, 2018 and an accompanying base prospectus dated May 16, 2017 in the Company’s existing shelf registration statement on Form S-3 (333-217860) that was declared effective by the Securities and Exchange Commission on May 16, 2017. The Company is filing as Exhibit 5.1 to this Current Report an opinion and consent of Sichenzia Ross Ference Kesner LLP, special legal counsel to the Company, issued to the Company as to the validity of the Shares being offered by the Company registered pursuant to the registration statement.

Concurrently with the offering of Series E Preferred pursuant to the registration statement, the Company agreed to issue warrants to purchase shares of common stock (the “Warrants”) to the investors pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) thereof and/or Regulation D thereunder. Each Warrant will allow the holder to purchase up to a number of shares of common stock equal to 50% of the common stock underlying the Series E Preferred purchased by the investor with an exercise price equal to $3.30 per share, subject to adjustment therein. The Warrants shall be exercisable commencing six months from the date hereof and have a term of exercise equal to three years from the initial exercise date. The Company is obligated to register the shares of common stock issuable upon exercise of the Warrants as soon as practicable, but no later than 60 days from the closing date of the offering and to have such registration statement declared effective no later than 181 days from the closing.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and provides for indemnification of the Purchasers against certain liabilities, including liabilities incurred as a result of or relating to any breach of the representations, warranties, covenants or agreements made by the Company in the Purchase Agreement. Subject to limited exceptions, for as long as 30% of the Series E Preferred sold remain unconverted and outstanding, the Company shall not issue any common stock or convertible securities (or modify any of the foregoing that may be outstanding) to any person without the express written consent of the lead purchaser in the offering, provided that after six months from the Closing Date, the Company may issue shares of common stock or common stock equivalents at a price per share that is greater than $2.00 without such consent.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, (ii) are qualified by information in disclosure schedules delivered to the Purchasers in connection with the signing of the Purchase Agreement and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the form of Purchase Agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation to purchase, any securities of the Company.

Item 3.02.Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 with respect to the Warrants is hereby incorporated by reference in this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2018, the Company filed a Certificate of Designations, Preferences and Rights of the Series E Preferred (the “Certificate of Designations”) with the Secretary of State of the State of Nevada amending its Articles of Incorporation to establish the Series E Preferred and the number, relative rights, preferences and limitations thereof. Pursuant to the Certificate of Designations, 2,500 shares of preferred stock have been designated as Series E Preferred, and each of the shares of Series E Preferred (the “Preferred Shares”) initially is convertible, at the election of the holder, into a number of shares of the Company’s common stock equal to the stated value of the Preferred Share, which is $2,000, subject to specified adjustments, divided by the conversion price, which is $2.00 per share, subject to specified adjustments (the “Conversion Price”). Based on the initial Conversion Price, approximately 2,500,000 shares of common stock would be issuable upon conversion of all of the Shares to be sold pursuant to the Purchase Agreement. A holder of Preferred Shares shall have no right to convert any portion of the Preferred Shares to the extent that, after giving effect to such conversion, the holder would beneficially own in excess of 4.99% (or, at the election of a holder after providing 61 days’ prior written notice to the Company, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion.

Holders of Preferred Shares shall be entitled to receive dividends when and as declared by the Company’s board of directors, from time to time, and shall participate on an “as converted” basis with all dividends declared on the Company’s common stock.

Upon the Company’s liquidation, the holders of Preferred Shares are entitled to receive in cash out of the assets of the Company, after payment of the liquidation preference for any outstanding shares of senior preferred stock, but before any amount is paid to the holders of any of shares of junior stock and pari passu with any parity stock then outstanding, an amount per share equal the greater of (A) the stated value thereof on the date of such payment and (B) the amount per share such holder would receive if such holder converted such Series E Preferred into Common Stock immediately prior to the date of such payment.

Except as required by law or the Company’s Articles of Incorporation, including certain protective provisions in the Certificate of Designations, holders of Preferred Shares have the same voting rights as holders of common stock, voting together as one class on an as-converted basis based on a conversion price equal to $3.10, subject to beneficial ownership limitations.

The terms of the Series E Preferred are more fully set forth in the Certificate of Designations. A copy of the Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On January 18, 2018 the Company issued a press release announcing the pricing of the offering. The press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of the 0% Series E Convertible Preferred Stock.

4.1	Form of Common Stock Purchase Warrant

5.1	Opinion of Sichenzia Ross Ference Kesner LLP

10.1	Form of Purchase Agreement by and among U.S. Gold Corp. and each purchaser identified on the signature pages thereto.

23.1	Consent of Sichenzia Ross Ference Kesner LLP (included in Exhibit 5.1).

99.1	Press Release of U.S. Gold Corp. dated January 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. GOLD CORP.

Dated: January 19, 2018	/s/ Edward M. Karr
Edward M. Karr
Chief Executive Officer